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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 30, 2002

                          Commission File Number 1-5324

                               NORTHEAST UTILITIES
               (Exact Name of Registrant as specified in charter)




      Massachusetts                                        04-2147929
(State or Other jurisdiction                              (IRS employer
     of incorporation)                                 identification no.)

       174 Brush Hill Avenue,
    West Springfield, Massachusetts                        01090-0010
(Address of principal executive offices)                   (Zip code)





                                 (413) 785-5871
               Registrant's telephone number, including area code




                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         1. On January 30, 2002, PSNH Funding LLC 2 ("PSNH Funding 2"), a subsidiary of Public Service Company of New Hampshire ("PSNH"), closed the sale, through underwriters, of $50,000,000 of rate reduction bonds ("RRBs") to the public. The RRBs were issued in a single class. PSNH Funding 2 applied the proceeds from the sale of the RRBs to the purchase of certain RRB property from PSNH.

         Reference is made to PSNH Funding 2's Current Report on Form 8-K dated January 30, 2002 for additional information.

         2. The net proceeds from the sale of the RRBs will be applied by PSNH to the repayment of debt incurred to buy out a purchased power obligation with an independent power supplier.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)    Not Applicable

(b)    Not Applicable

(c)    Exhibits:

1.1    Underwriting Agreement dated January 16, 2002.*

3.2 Limited Liability Company Agreement of PSNH Funding LLC 2 dated as of December 10, 2001.*

4.1    Indenture dated as of January 30, 2002.*

4.2    Form of Rate Reduction Bond (contained in Indenture filed as Exhibit
       4.1).*

10.1   Purchase and Sale Agreement dated as of January 30, 2002.*

10.2   Servicing Agreement dated as of January 30, 2002.*

10.3   Administration Agreement dated as of January 30, 2002.*

10.4   Fee and Indemnity Agreement dated as of January 30, 2002.*

*Filed by reference to PSNH Funding LLC 2 Form 8-K filed on or about
 February 7, 2002. Date of Report - January 30, 2002.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTHEAST UTILITIES




Date:  February 7, 2001                   By: /s/ Randy A. Shoop
                                              Randy A. Shoop
                                              Assistant Treasurer - Finance


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                                  EXHIBIT INDEX

The following designated exhibits are filed by reference to PSNH Funding LLC 2 Form 8-K filed on or about February 7, 2002.

1.1    Underwriting Agreement dated January 16, 2002.

3.2 Limited Liability Company Agreement of PSNH Funding LLC 2 dated as of December 10, 2001.

4.1    Indenture dated as of January 30, 2002.

4.2    Form of Rate Reduction Bond (contained in Indenture filed as Exhibit
       4.1).

10.1   Purchase and Sale Agreement dated as of January 30, 2002.

10.2   Servicing Agreement dated as of January 30, 2002.

10.3   Administration Agreement dated as of January 30, 2002.

10.4   Fee and Indemnity Agreement dated as of January 30, 2002.




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